SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8 — K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	August 17, 2004

COTTON STATES LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

GEORGIA	002-39729	58-0830929

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 PERIMETER CENTER PARKWAY, N.E., ATLANTA, GEORGIA	30346

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(404) 39l-8600

SIGNATURES
Exhibit Index
PRESS RELEASE DATED, AUGUST 16, 2004

ITEM 7.  Financial Statements, Proforma Financial Information and Exhibits

     (c) Exhibits

     99.1 Press Release issued August 16, 2004.

ITEM 9.  Regulation FD Disclosure

     The information contained in this Item 9 is being furnished to the Securities and Exchange Commission (the “Commission”) pursuant to Item 12 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     On August 16, 2004, Cotton States Life Insurance Company (the “Company”) issued a press release containing information about the Company’s financial condition or results of operations for the three month and six month periods ended June 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 17, 2004

COTTON STATES LIFE INSURANCE COMPANY

BY: /s/ J. Ridley Howard J. Ridley Howard, Chairman President and Chief Executive Officer

BY: /s/ William J. Barlow Vice President of Finance and Assistant Treasurer

Exhibit Index

Number	Descriptions
99.1	Press Release issued August 16, 2004

COTTON STATES LIFE INSURANCE COMPANY
Unaudited Consolidated Condensed Statements of Earnings
Three Months and Six Months ending June 30, 2004 and 2003

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue:
Premiums	$9,485,362	8,824,057	18,394,225	17,023,006
Investment income	2,236,020	2,136,131	4,463,188	4,456,668
Realized investment gains	131,767	843,452	264,268	1,235,899
Brokerage commissions	960,947	1,119,656	1,962,093	2,197,625

Total revenue	12,814,096	12,923,296	25,083,774	24,913,198

Benefits and expenses:
Benefits and claims	5,686,439	5,483,542	12,146,665	10,292,718
Interest credited	1,556,391	1,465,818	3,051,690	2,968,432
Amortization of policy acquisition costs	482,007	1,281,489	1,857,197	2,307,691
Operating expenses	2,238,399	2,391,136	4,617,596	4,774,556

Total benefits and expense	9,963,236	10,621,985	21,673,148	20,343,397

Income before income tax expense	2,850,860	2,301,311	3,410,626	4,569,801
Income tax expense	930,718	730,459	1,114,758	1,437,213

Net income	$1,920,142	1,570,852	2,295,868	3,132,588

Basic income per share of common stock	$0.30	0.25	0.36	0.50

Diluted income per share of common stock	$0.29	0.23	0.35	0.47

Weighted average number of shares used in computing income per share

Basic	6,322,737	6,323,363	6,322,737	6,324,328

Diluted	6,648,233	6,614,624	6,648,270	6,615,016